Exhibit 99.1

TENNESSEE BANCSHARES, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL REPORT DECEMBER 31, 2017

TENNESSEE BANCSHARES, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT
DECEMBER 31, 2017

TABLE OF CONTENTS

Page
INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS
Consolidated balance sheets	2
Consolidated statements of income	3
Consolidated statements of comprehensive income	4
Consolidated statements of stockholders’ equity	5
Consolidated statements of cash flows	6
Notes to consolidated financial statements	7-47

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Tennessee Bancshares, Inc.
Tullahoma, Tennessee

We have audited the accompanying consolidated financial statements of Tennessee Bancshares, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tennessee Bancshares, Inc. and Subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Birmingham, Alabama
March 29, 2018

TENNESSEE BANCSHARES, INC.
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016

Assets	2017	2016

Cash and due from banks	$6,005,456	$5,009,248
Interest-bearing deposits in banks	3,409,041	13,199,292
Cash and cash equivalents	9,414,497	18,208,540

Securities available for sale, at fair value	27,340,599	24,531,986
Securities held to maturity, at cost (fair value $3,940,766 and $3,836,851, respectively)	3,899,005	3,920,717
Restricted equity securities	464,300	400,000
Mortgage loans held for sale	363,361	144,949

Loans	196,848,759	186,531,967
Less allowance for loan losses	2,074,600	2,079,692
Loans, net	194,774,159	184,452,275

Premises and equipment	8,841,669	9,092,835
Accrued interest receivable	986,266	820,117
Goodwill	1,571,053	1,571,053
Other assets	1,467,403	1,894,825

Total assets	$249,122,312	$245,037,297

Liabilities and Stockholders' Equity

Liabilities:
Deposits
Noninterest-bearing	$21,510,446	$19,978,546
Interest-bearing	194,185,432	194,419,629
Total deposits	215,695,878	214,398,175
Other borrowings	9,264,075	9,000,000
Accrued interest payable	89,734	79,143
Other liabilities	661,304	654,667
Total liabilities	225,710,991	224,131,985

Commitments and contingencies

Stockholders' equity
Common stock, $1 par value, 10,000,000 shares authorized;
1,809,282 and 1,806,783 shares issued and outstanding, respectively	1,809,282	1,806,783
Capital surplus	16,493,056	16,465,246
Retained earnings	5,164,471	2,718,865
Accumulated other comprehensive loss	(55,488)	(85,582)

Total stockholders' equity	23,411,321	20,905,312

Total liabilities and stockholders' equity	$249,122,312	$245,037,297
See Notes to Consolidated Financial Statements.

TENNESSEE BANCSHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Interest income:
Loans, including fees	$9,981,546	$8,844,146
Taxable securities	517,704	465,187
Non-taxable securities	222,305	191,006
Other interest income	39,807	23,551
Total interest income	10,761,362	9,523,890

Interest expense:
Deposits	1,615,723	1,447,122
Other borrowings	255,599	132,180
Total interest expense	1,871,322	1,579,302

Net interest income	8,890,040	7,944,588
Provision for loan losses	158,187	645,682
Net interest income after provision for loan losses	8,731,853	7,298,906

Other income:
Service charges on deposit accounts	430,016	413,636
Net loss on sales of securities available for sale	(10,549)	(2,558)
Mortgage fee income	265,417	317,545
Investment services	544,829	547,897
Other operating income	183,386	153,991
Total other income	1,413,099	1,430,511

Other expenses:
Salaries and employee benefits	2,848,508	2,822,425
Equipment and occupancy expenses	801,998	822,434
Other operating expenses	2,567,085	2,383,085
Total other expenses	6,217,591	6,027,944

Income before income tax expense	3,927,361	2,701,473

Income tax expense	1,490,886	972,390

Net income	$2,436,475	$1,729,083

See Notes to Consolidated Financial Statements.

TENNESSEE BANCSHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Net income	$2,436,475	$1,729,083

Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale arising during
period, net of tax (benefit) of $20,301 and ($197,942), respectively	32,715	(319,014)

Reclassification adjustment for losses realized in net income
net of tax benefit of $4,039 and $979, respectively	6,510	1,579

Total other comprehensive income (loss)	39,225	(317,435)

Comprehensive income	$2,475,700	$1,411,648

See Notes to Consolidated Financial Statements.

TENNESSEE BANCSHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2017 AND 2016

					Accumulated
					Other	Total
	Common Stock		Capital	Retained	Comprehensive	Stockholders'
	Shares	Par Value	Surplus	Earnings	Income (loss)	Equity
Balance, December 31, 2015	1,771,175	$1,771,175	$16,107,138	$1,436,528	$231,853	$19,546,694
Net income	—	—	—	1,729,083	—	1,729,083
Shares issued in accordance with
dividend reinvestment plan	19,641	19,641	212,712	—	—	232,353
Shares issued in accordance with
director stock plan	967	967	10,396	—	—	11,363
Stock options exercised	15,000	15,000	135,000	—	—	150,000
Dividends, $.25 per share	—	—	—	(446,746)	—	(446,746)
Other comprehensive loss	—	—	—	—	(317,435)	(317,435)
Balance, December 31, 2016	1,806,783	1,806,783	16,465,246	2,718,865	(85,582)	20,905,312
Net income	—	—	—	2,436,475	—	2,436,475
Shares issued in accordance with
director stock plan	2,499	2,499	27,810	—	—	30,309
Impact of Tax Cuts and Jobs Act	—	—	—	9,131	(9,131)	—
Other comprehensive income	—	—	—	0	39,225	39,225
Balance, December 31, 2017	1,809,282	$1,809,282	$16,493,056	$5,164,471	-$55,488	$23,411,321

See Notes to Consolidated Financial Statements.

TENNESSEE BANCSHARES, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
OPERATING ACTIVITIES
Net income	$2,436,475	$1,729,083
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and software amortization	369,206	396,569
Net amortization of securities	267,051	250,964
Provision for loan losses	158,187	645,682
Loss on sale of securities	10,549	2,558
(Gain) loss on sale of foreclosed assets	(9,244)	20,718
Writedowns of foreclosed assets	4,830	32,832
Deferred income taxes	88,839	(113,771)
Increase in interest receivable	(166,149)	(174,607)
Increase in interest payable	10,591	15,147
Net (increase) decrease in mortgage loans held for sale	(218,412)	65,029
Decrease in advance compensation agreement	59,787	58,727
Net other operating activities	(30,039)	74,336

Net cash provided by operating activities	2,981,671	3,003,267

INVESTING ACTIVITIES
Purchases of securities available for sale	(12,372,866)	(22,514,191)
Proceeds from sale of securities available for sale	4,871,601	3,087,867
Proceeds from maturities, calls, and paydowns of securities available for sale	4,500,328	6,208,095
Purchases of restricted equity securities	(64,300)	(61,100)
Net increase in loans	(10,559,723)	(28,372,753)
Proceeds from sale of foreclosed assets	372,924	543,623
Purchase of premises and equipment	(115,765)	(62,029)

Net cash used in investing activities	(13,367,801)	(41,170,488)

FINANCING ACTIVITIES
Net increase in deposits	1,297,703	48,532,551
Net advances of other borrowings	264,075	3,500,000
Proceeds from issuance of common stock	30,309	243,716
Proceeds from exercise of stock options	0	150,000
Dividends paid	0	(446,746)

Net cash provided by financing activities	1,592,087	51,979,521

Net increase (decrease) in cash and cash equivalents	(8,794,043)	13,812,300

Cash and cash equivalents at beginning of year	18,208,540	4,396,240

Cash and cash equivalents at end of year	$9,414,497	$18,208,540

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$1,860,731	$1,564,155
Income taxes	$1,462,747	$1,167,357

NONCASH TRANSACTIONS
Foreclosed assets acquired in settlement of loans	$79,652	$784,082
See Notes to Consolidated Financial Statements.

TENNESSEE BANCSHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Tennessee Bancshares, Inc. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, Southern Community Bank (the “Bank”). Southern Community Bank is a commercial bank headquartered in Tullahoma, Tennessee with four branch offices located in portions of the Tennessee Valley. In addition, The Financial Group, LLC, a subsidiary of the Bank, offers financial management services, including a full service brokerage operation.

Basis of Presentation and Accounting Estimates

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Significant intercompany transactions and balances have been eliminated in consolidation.

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed assets and deferred taxes, other-than-temporary impairments of securities, and the fair value of financial instruments.

The Company has evaluated all transactions, events, and circumstances for consideration or disclosure through March 29, 2018, the date these financial statements were available to be issued, and has reflected or disclosed those items within the consolidated financial statements and related footnotes as deemed appropriate.

Cash, Cash Equivalents and Cash Flows

For purposes of reporting consolidated cash flows, cash and cash equivalents include cash on hand, cash items in process of collection, amounts due from banks and interest-bearing deposits in banks. Cash flows from mortgage loans held for sale, restricted equity securities, loans, deposits and other borrowings are reported net.

The Bank maintains amounts due from banks which, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

The Bank is required to maintain reserve balances in cash or on deposit with a correspondent bank for the Federal Reserve Bank based on a percentage of deposits. The total of those reserve balances was approximately $677,000 and $529,000 at December 31, 2017 and 2016, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company evaluates investment securities for other-than-temporary impairment (OTTI) using relevant accounting guidance on a regular basis. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near term prospects of the issuer including an evaluation of credit ratings, (3) the impact of changes in market interest rates, (4) the intent of the Company to sell a security, and (5) whether it is more likely than not the Company will have to sell the security before recovery of its cost basis. If the Company intends to sell an impaired security, or if it is more likely than not the Company will have to sell the security before recovery of its cost basis, the Company records an other-than-temporary loss in an amount equal to the entire difference between fair value and amortized cost in earnings. Otherwise, only the credit portion of the estimated loss is recognized in earnings, with the remaining portion of the loss recognized in other comprehensive income (loss).

Restricted Equity Securities

The Company, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB based upon its assets or outstanding advances. The stock is carried at cost as no readily available market exists. Management reviews for impairment based on the ultimate recoverability of the cost basis in this stock.

Mortgage Loans Held For Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value. Gains and losses on loan sales (sales proceeds minus carrying value) are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan. The estimated fair value of mortgage loans held for sale is based on independent third party quoted prices.

The Company uses derivatives to hedge interest rate exposures associated with mortgage loans held for sale. The Company regularly enters into derivative financial instruments in the form of interest rate lock commitments and forward sales contracts as part of its normal asset/liability management strategies. The Company’s obligations under forward sales contracts consist of “best effort” commitments to deliver mortgage loans originated in the secondary market at a future date. Interest rate lock commitments related to loans that are originated for later sale are also classified as derivatives. In the normal course of business, the Company regularly extends these interest rate lock commitments to customers during the loan origination process. These interest rate lock and forward sales commitments qualify as derivatives; however, the fair values and changes in fair values of these derivatives during the years ended December 31, 2017 and 2016 did not have a material impact on the Company’s financial position or results of operations and have not been recorded.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less deferred fees and costs on originated loans and the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees, net of certain direct origination costs of consumer and installment loans are recognized at the time the loan is placed on the books. Net loan origination fees and costs for all other loans are deferred and recognized over the life of the loan.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income or charged to the allowance, unless management believes that the accrual of interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and the loan has been performing according to the contractual terms generally for a period of not less than six months.

A loan is considered impaired when it is probable, based on current information and events, the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. Loans that experience insignificant payment delays and payment shortfalls are generally not classified as impaired.

Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for non-accrual status. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Troubled Debt Restructurings

A loan is considered a troubled debt restructuring (TDR) based on individual facts and circumstances. The Company designates loan modifications as TDRs when for economic or legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider.

In determining whether a borrower is experiencing financial difficulties, the Company considers if the borrower is in payment default or would be in payment default in the foreseeable future without the modification, the borrower declared or is in the process of declaring bankruptcy, the borrower’s projected cash flows will not be sufficient to service any of its debt, or the borrower cannot obtain funds from sources other than the Company at a market rate for debt with similar risk characteristics.

In determining whether the Company has granted a concession, the Company assesses, if it does not expect to collect all amounts due, whether the current value of the collateral will satisfy the amounts owed, whether additional collateral or guarantees from the borrower will serve as adequate compensation for other terms of the restructuring, and whether the borrower otherwise has access to funds at a market rate for debt with similar risk characteristics. These concessions may include rate reductions, principal forgiveness, extension of maturity date and other actions intended to minimize potential losses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Confirmed losses are charged off immediately. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows, collateral value, or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on historical loss experience adjusted for other qualitative factors.

The Company’s loan pools include real estate construction and land development loans, residential real estate loans, commercial real estate loans, other real estate loans, commercial loans, and consumer loans. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors. The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio volume; (4) the composition and concentrations of credit; (5) the impact of competition on loan structuring and pricing; (6) the experience and ability of lending personnel and management; (7) effectiveness of the Company’s loan policies, procedures and internal controls; (8) the loan review system and oversight of the Board of Directors. The total allowance established for each loan pool represents the product of the historical loss ratio as adjusted with qualitative factors and the total dollar amount of the loans in the pool.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreclosed Assets

Foreclosed assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less estimated costs to sell. Costs of improvements are capitalized, whereas costs relating to holding foreclosed assets and subsequent write-downs to the value are expensed. The carrying amount of foreclosed assets at December 31, 2017 and 2016 was $814,078 and $1,102,936, respectively, and is included in other assets in the consolidated balance sheets. The carrying amount of foreclosed assets categorized as residential real estate at December 31, 2017 and 2016 was $70,500 and $210,000, respectively.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets as indicated in the table below. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the lease term. Expenditures for repairs and maintenance are charged to expense as incurred.

Years

Buildings and land improvements	20-40
Furniture and equipment	5-20

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Goodwill

Goodwill represents the excess of the amount paid over the fair value of the net assets at the date of acquisition. Goodwill is subject to an annual evaluation of impairment. If desired, the Company can assess qualitative factors to determine if comparing the carrying value of the reporting unit to its fair value is necessary. Should the fair value be less than the carrying value, an impairment write-down would be taken. Based on its assessment of qualitative factors, the Company determined that no impairment exists at December 31, 2017 and 2016. Therefore, no calculation of the fair value of the reporting unit was performed.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The accounting for income taxes results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.
The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The law includes significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 34% to 21%. In accordance with the income tax accounting guidance described above, the Bank has recorded an additional income tax expense of $62,355 as a result of the re-measurement of deferred tax assets and liabilities.

Stock Compensation Plans

Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements which includes stock options.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. A Black-Scholes-Merton model is used to estimate the fair value of stock options.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 13. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

NOTE 2.    SECURITIES

The amortized cost and fair value of securities with gross unrealized gains and losses are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
December 31, 2017:
U.S. Government sponsored
agency securities	$3,982,757	$-	$(65,267)	$3,917,490
Municipal securities	8,461,118	20,310	(160,939)	8,320,489
Corporate securities	2,559,105	7,461	(22,989)	2,543,577
U.S. Government sponsored
mortgage-backed securities	12,412,739	200,435	(54,131)	12,559,043
	$27,415,719	$228,206	$(303,326)	$27,340,599

Securities Held to Maturity
December 31, 2017:
Municipal securities	$1,942,904	$14,541	$-	$1,957,445
Corporate securities	1,956,101	27,319	(99)	1,983,321
	$3,899,005	$41,860	$(99)	$3,940,766

Securities Available for Sale
December 31, 2016:
U.S. Government sponsored
agency securities	$7,514,797	$1,890	$(145,124)	$7,371,563
Municipal securities	6,770,561	19,003	(199,769)	6,589,795
Corporate securities	1,496,077	12,525	(16,077)	1,492,525
U.S. Government sponsored
mortgage-backed securities	8,889,236	261,711	(72,844)	9,078,103
	$24,670,671	$295,129	$(433,814)	$24,531,986

Securities Held to Maturity
December 31, 2016:
Municipal securities	$1,948,927	$4,445	$(32,377)	$1,920,995
Corporate securities	1,971,790	-	(55,934)	1,915,856
	$3,920,717	$4,445	$(88,311)	$3,836,851

The amortized cost and fair value of securities as of December 31, 2017, by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included in the maturity categories in the following summary:

	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due from one to five years	$2,699,192	$2,686,620	$-	$-
Due from five to ten years	6,000,011	5,901,401	1,956,101	1,983,321
Due after ten years	6,303,777	6,193,535	1,942,904	1,957,445
Mortgage-backed securities	12,412,739	12,559,043	-	-
	$27,415,719	$27,340,599	$3,899,005	$3,940,766

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.    SECURITIES (Continued)

Securities with a carrying value of $18,793,792 and $21,250,893 at December 31, 2017 and 2016, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.
Gains and losses on sales of securities available for sale consist of the following:

	Years Ended December 31,
	2017	2016

Gross gains on sales of securities available for sale	$-	$5,182
Gross losses on sales of securities available for sale	(10,549)	(7,740)
Net losses on sales of securities	$(10,549)	$(2,558)

Restricted equity securities consist of the following:

	December 31,
	2017	2016

Federal Home Loan Bank of Cincinnati stock	$464,300	$400,000

Temporarily Impaired Securities

The following tables show the gross unrealized losses and fair value of the Company’s securities with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2017 and 2016.

Securities that have been in a continuous unrealized loss position are as follows:

	Less Than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Unrealized Losses
Securities Available for Sale
December 31, 2017:
U.S. Government sponsored
agency securities	$-	$-	$3,917,490	$(65,267)	$(65,267)
Municipal securities	3,762,773	(73,229)	3,109,861	(87,710)	(160,939)
Corporate securities	1,056,116	(6,385)	480,000	(16,604)	(22,989)
U.S. Government sponsored
mortgage-backed securities	4,865,102	(39,287)	1,072,134	(14,844)	(54,131)
	$9,683,991	$(118,901)	$8,579,485	$(184,425)	$(303,326)

Securities Held to Maturity
December 31, 2017:
Corporate securities	$211,883	$(99)	$-	$-	$-
	$211,883	$(99)	$-	$-	$-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.    SECURITIES (Continued)

Temporarily Impaired Securities (Continued)

	Less Than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Unrealized Losses
Securities Available for Sale
December 31, 2016:
U.S. Government sponsored
agency securities	$6,353,062	$(145,124)	$-	$-	$(145,124)
Municipal securities	5,875,273	(199,769)	-	-	(199,769)
Corporate securities	-	-	480,000	(16,077)	(16,077)
U.S. Government sponsored
mortgage-backed securities	3,680,579	(72,844)	-	-	(72,844)
	$15,908,914	$(417,737)	$480,000	$(16,077)	$(433,814)

Securities Held to Maturity
December 31, 2016:
Municipal securities	$1,563,826	$(32,377)	$-	$-	$(32,377)
Corporate securities	1,493,080	(34,611)	422,777	(21,323)	(55,934)
	$3,056,906	$(66,988)	$422,777	$(21,323)	$(88,311)

The unrealized losses on forty-three securities were caused by interest rate changes. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost bases, which may be maturity, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2017.

Other-Than-Temporary Impairment

Upon acquisition of a security, the Company evaluates for impairment under the accounting guidance for investments in debt and equity securities. The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Factors included in the evaluation process may include geographic concentrations, credit ratings, and other performance indicators of the underlying asset. As of December 31, 2017 and 2016, no securities within the Company’s investment securities portfolio were considered other-than-temporarily impaired, and no impairment losses were recognized in 2017 or 2016.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS

Portfolio Segments and Classes

The composition of loans, excluding mortgage loans held for sale, is summarized as follows.

	December 31,
	2017	2016
Real estate loans:
Construction and development	$34,820,819	$40,668,222
1-4 family first mortgages	47,256,479	46,897,071
Commercial	68,432,705	64,098,965
Other	15,094,645	8,641,954
Commercial loans	27,406,390	22,337,585
Consumer loans	3,435,487	3,494,154
	196,446,525	186,137,951
Net deferred loan costs	402,234	394,016
Allowance for loan losses	(2,074,600)	(2,079,692)
	$194,774,159	$184,452,275

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are three loan portfolio segments that include real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and the Company’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and development loans, 1-4 family first mortgage loans, commercial real estate loans, and other real estate loans. The portfolio segments of non-real estate commercial loans and consumer loans have not been further segregated by class.

The following describe risk characteristics relevant to each of the portfolio segments and classes:

Real Estate - As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•
Construction and development loans are repaid through cash flow related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral. The majority of construction and development loans are originated under interest only terms with principal due at maturity.

•	1-4 family first mortgage loans are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•
Commercial real estate loans include both owner-occupied commercial real estate loans and loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings and are repaid by cash flow generated from the business operations. Real estate loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers are repaid from rent income derived from the properties.

•
Other real estate mortgage loans include 1-4 family junior liens, home equity lines of credit, loans secured by farmland and multi-family residential loans. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Portfolio Segments and Classes (Continued)

Commercial - The non-real estate commercial loan portfolio segment includes commercial and industrial loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the customers’ business operations.

Consumer - The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

Credit Risk Management

Credit Administration directs the credit risk management process and assesses the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent loan losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem loans. The Company has taken a number of measures to manage and reduce risk within the loan portfolio.

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit policies provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit quality of the portfolios. To insure problem credits are identified on a timely basis, portfolio reviews are conducted to assess the larger adversely rated credits for proper risk rating and accrual status.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Chief Executive Officer, Chief Lending Officer, Officers Loan Committee, and Directors Loan Committee.

The following risk grade categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:

•	Pass - includes obligations where the probability of default is considered low.

•
Special Mention - includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

•

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Credit Risk Management (Continued)

•
Substandard - includes obligations considered to be inadequately protected by the current sound worth and debt service capacity of the borrower or of any pledged collateral. These obligations, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, market, or political conditions, which have clearly jeopardized repayment of principal and interest as originally intended. Furthermore, there is the possibility that the Company will sustain some future loss if such weaknesses are not corrected. Clear loss potential, however, does not have to exist in any individual assets classified as substandard.

•
Doubtful - includes obligations with all the weaknesses inherent in those graded “Substandard,” with the added characteristic that the severity of the weakness makes collection or liquidation in full highly questionable and improbable based on currently existing facts, conditions, and values. The probability of some loss is extremely high, but because of certain important and reasonably specific factors, the amount of loss cannot be determined. Such pending factors could include merger or liquidation, additional capital injection, refinancing plans, or perfection of liens on additional collateral. There are no loans with a doubtful rating in the Company’s portfolio as of December 31, 2017 and 2016.

•
Loss - includes obligations that are considered uncollectible and cannot be justified as a viable asset of the Company. This classification does not mean the loan has absolutely no recovery value, but that it is neither practical nor desirable to defer writing off the loan even though partial recovery may be obtained in the future. There are no loans with a loss rating in the Company’s portfolio as of December 31, 2017 and 2016.

The following tables summarize the risk categories, as defined above, of the Company’s loan portfolio based upon the most recent analysis performed as of December 31, 2017 and 2016.

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2017	(Dollars in Thousands)
Real estate loans:
Construction and development	$34,103	$718	$-	$-	$34,821
1-4 family first mortgages	46,600	656	-	-	47,256
Commercial	67,972	124	337	-	68,433
Other	14,979	116	-	-	15,095
Commercial loans	27,149	57	200	-	27,406
Consumer loans	2,887	546	3	-	3,436
Total:	$193,690	$2,217	$540	$-	$196,447

December 31, 2016
Real estate loans:
Construction and development	$40,668	$-	$-	$-	$40,668
1-4 family first mortgages	45,056	1,841	-	-	46,897
Commercial	61,937	1,820	342	-	64,099
Other	8,642	-	-	-	8,642
Commercial loans	20,825	1,275	238	-	22,338
Consumer loans	2,957	537	-	-	3,494
Total:	$180,085	$5,473	$580	$-	$186,138

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Past Due Loans

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement.  Generally, the Company places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans as of December 31, 2017 and 2016.

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Non-accrual	Total
December 31, 2017	(Dollars in Thousands)
Real estate loans:
Construction and development	$34,665	$156	$-	$-	$156	$-	$34,821
1-4 family first mortgages	47,020	236	-	-	236	-	47,256
Commercial	68,433	-	-	-	-	-	68,433
Other	15,095	-	-	-	-	-	15,095
Commercial loans	27,369	37	-	-	37	-	27,406
Consumer loans	3,436	-	-	-	-	-	3,436
Total:	$196,018	$429	$-	$-	$429	$-	$196,447

December 31, 2016
Real estate loans:
Construction and development	$40,668	$-	$-	$-	$-	$-	$40,668
1-4 family first mortgages	46,739	158	-	-	158	-	46,897
Commercial	64,020	79	-	-	79	-	64,099
Other	8,642	-	-	-	-	-	8,642
Commercial loans	22,338	-	-	-	-	-	22,338
Consumer loans	3,448	46	-	-	46	-	3,494
Total:	$185,855	$283	$-	$-	$283	$-	$186,138

Allowance for Loan Losses

An analysis of the allowance for loan losses is detailed below.

	Years Ended December 31,
	2017	2016

Balance, beginning of year	$2,079,692	$1,704,417
Provision for loan losses	158,187	645,682
Loans charged off	(163,279)	(273,238)
Recoveries of loans previously charged off	-	2,831
Balance, end of year	$2,074,600	$2,079,692

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Allowance for Loan Losses (Continued)

The following tables further detail activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2017 and 2016. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	Real Estate	Commercial	Consumer	Total
December 31, 2017	(Dollars in Thousands)
Allowance for loan losses:
Balance, beginning of year	$1,779	$270	$31	$2,080
Provision (credit) for loan losses	(127)	209	76	158
Loans charged off	-	(101)	(62)	(163)
Recoveries of loans previously charged off	-	-	-	-
Balance, end of year	$1,652	$378	$45	$2,075

Ending balance: individually evaluated for impairment	$-	$41	$10	$51
Ending balance: collectively evaluated for impairment	1,652	337	35	2,024
Total ending balance	$1,652	$378	$45	$2,075

Loans:
Ending balance: individually evaluated for impairment	$2,873	$328	$546	$3,747
Ending balance: collectively evaluated for impairment	162,732	27,078	2,890	192,700
Total ending balance	$165,605	$27,406	$3,436	$196,447

December 31, 2016
Allowance for loan losses:
Balance, beginning of year	$1,163	$510	$31	$1,704
Provision (credit) for loan losses	769	(136)	13	646
Loans charged off	(153)	(107)	(13)	(273)
Recoveries of loans previously charged off	-	3	-	3
Balance, end of year	$1,779	$270	$31	$2,080

Ending balance: individually evaluated for impairment	$-	$57	$-	$57
Ending balance: collectively evaluated for impairment	1,779	213	31	2,023
Total ending balance	$1,779	$270	$31	$2,080

Loans:
Ending balance: individually evaluated for impairment	$3,835	$1,332	$536	$5,703
Ending balance: collectively evaluated for impairment	156,471	21,006	2,958	180,435
Total ending balance	$160,306	$22,338	$3,494	$186,138

Impaired Loans

A loan held for investment is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. The following tables detail impaired loans, by portfolio class as of December 31, 2017 and 2016.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)
Impaired Loans (Continued)

		Unpaid	Related	Average	Interest
	Recorded	Principal	Allowance for	Recorded	Income
	Investment	Balance	Loan Losses	Investment	Recognized
December 31, 2017	(Dollars in Thousands)
With no related allowance recorded:
Real estate loans:
Construction and development	$718	$718	$-	$709	$25
1-4 family first mortgages	656	656	-	659	23
Commercial	1,383	1,383	-	1,389	46
Other	116	116	-	110	5
Commercial loans	287	287	-	293	11
Consumer loans	536	536	-	536	33
Total with no related
allowance recorded	3,696	3,696	-	3,696	143

With an allowance recorded:
Real estate loans:
Construction and development	-	-	-	-	-
1-4 family first mortgages	-	-	-	-	-
Commercial	-	-	-	-	-
Other	-	-	-	-	-
Commercial loans	41	41	41	48	4
Consumer loans	10	10	10	10	-
Total with an allowance recorded	51	51	51	58	4

Total impaired loans:	$3,747	$3,747	$51	$3,754	$147

December 31, 2016
With no related allowance recorded:
Real estate loans:
Construction and development	$-	$-	$-	$-	$-
1-4 family first mortgages	1,725	1,725	-	2,114	93
Commercial	2,110	2,110	-	2,108	105
Other	-	-	-	-	-
Commercial loans	1,275	1,275	-	1,397	67
Consumer loans	536	536	-	567	34
Total with no related
allowance recorded	5,646	5,646	-	6,186	299

With an allowance recorded:
Real estate loans:
Construction and development	-	-	-	-	-
1-4 family first mortgages	-	-	-	-	-
Commercial	-	-	-	-	-
Other	-	-	-	-	-
Commercial loans	57	57	57	63	5
Consumer loans	-	-	-	-	-
Total with an allowance recorded	57	57	57	63	5

Total impaired loans:	$5,703	$5,703	$57	$6,249	$304

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Troubled Debt Restructurings

At December 31, 2017 and 2016, impaired loans included loans that were classified as Troubled Debt Restructurings (TDRs). The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.

The Company restructured no loans in 2017 and restructured three commercial real estate loans totaling approximately $881,000 in 2016.

The Company considers a loan to have defaulted when it becomes 90 or more days delinquent under the modified terms, has been transferred to non-accrual status subsequent to the modification or has been transferred to foreclosed assets. The Company had no loans modified in 2017 or 2016 that subsequently defaulted during the years ended December 31, 2017 or 2016.

Related Party Loans

In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers, employees and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2017, were as follows:

Balance, beginning of year	$4,735,455
Advances	1,307,577
Repayments	(1,892,694)
Balance, end of year	$4,150,338

NOTE 4.	PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2017	2016

Land	$2,964,338	$2,964,338
Buildings and improvements	6,449,798	6,410,146
Furniture and equipment	2,122,075	2,046,077
	11,536,211	11,420,561
Less accumulated depreciation	(2,694,542)	(2,327,726)
	$8,841,669	$9,092,835

Depreciation expense was $366,931 and $390,235 for the years ended December 31, 2017 and 2016, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.    DEPOSITS

The aggregate amount of time deposits in denominations of $250,000 or more at December 31, 2017 and 2016 was approximately $35,264,000 and $37,013,000, respectively. The scheduled maturities of time deposits at December 31, 2017 are as follows:

2018	$75,706,302
2019	35,505,857
2020	1,295,718
2021	1,478,117
2022	2,421,065
$116,407,059

At December 31, 2017 and 2016, overdraft demand and savings deposits reclassified to loans totaled $43,281 and $30,224, respectively. Deposits from related parties held by the Bank at December 31, 2017 and 2016 amounted to $4,048,206 and $3,375,485, respectively.

NOTE 6.    OTHER BORROWINGS

Other borrowings consist of the following:

	December 31,
	2017	2016
Advances from the Federal Home Loan Bank of
Cincinnati, payable at various maturity dates from
January 19, 2018 through May 29, 2025;
interest is payable at various dates at fixed rates
ranging from 1.29% to 2.77%.	$5,500,000	$5,000,000

Note payable to a commercial bank at a fixed interest
rate of 4.10%, maturing on December 20, 2021,
with principal and interest due quarterly.	3,764,075	4,000,000
	$9,264,075	$9,000,000

At December 31, 2017, the other borrowings are due as follows:

2018	$1,842,768
2019	357,039
2020	371,905
2021	2,692,363
2022	-
Thereafter	4,000,000
$9,264,075

Advances from the Federal Home Loan Bank as of December 31, 2017 are secured by certain qualifying 1-4 family first mortgage loans and commercial real estate loans totaling approximately $51,657,000.

The Company has total available advances of approximately $46,157,000 as a result of the excess collateral position under the above arrangements as of December 31, 2017.

The note payable is secured by 1,292,761 shares of common stock of Southern Community Bank.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.    OTHER BORROWINGS (Continued)
At December 31, 2017, the Company has accommodations which allow the purchase of federal funds from several correspondent banks on an overnight basis at prevailing overnight market rates. These accommodations are subject to various restrictions as to their term and availability, and in most cases, must be repaid in less than a month. At December 31, 2017 and 2016, the Company had no amounts outstanding under these arrangements. The Company may borrow up to $10,000,000 under these arrangements as of December 31, 2017.

NOTE 7.    EMPLOYEE AND DIRECTOR BENEFITS
Savings Plan
The Company has a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) available to all employees subject to certain minimum age and service requirements. The Company makes annual discretionary matching contributions to the plan based upon a percentage of total compensation. The contribution to the plan charged to expense was $69,156 and $71,555 for the years ended December 31, 2017 and 2016, respectively.

NOTE 8.	INCOME TAXES
The Tax Cuts and Jobs Act (the “Act”,) which was enacted on December 22, 2017, made key changes to the U.S. tax law, including the reduction of the U.S. federal corporate tax rate from 34% to 21%. As ASC 740, Income Taxes, requires the effects of changes in tax rates and laws on deferred tax balances to be recognized in the period in which the legislation is enacted, the Company remeasured its deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is 21%. The amount recorded related to the remeasurement of deferred tax assets was $53,224. Additionally, related to the deferred tax effects on the unrealized holding gains and losses for available for sale securities, the effect of the Act was recorded as a component of tax expense in the amount of $9,131.
The allocation of income tax expense between current and deferred income taxes is as follows:

	Years Ended December 31,
	2017	2016

Current	$1,402,047	$1,086,161
Deferred	26,484	(113,771)
Impact of Tax Cuts and Jobs Act – deferred tax asset write-down	53,224	-
Impact of Tax Cuts and Jobs Act – unrealized gain on AFS securities	9,131	-
Total income tax expense	$1,490,886	$972,390
The Company’s income tax differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,
	2017	2016

Income taxes at federal statutory rates	$1,335,303	$918,500
State tax	158,801	107,327
Tax-free income	(75,584)	(64,942)
Adjustment for Tax Cuts and Jobs Act	62,355	-
Other	10,011	11,505
Income tax expense	$1,490,886	$972,390

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.	INCOME TAXES (Continued)
The table below itemizes the components of deferred income tax assets and liabilities.

	December 31,
	2017	2016
Deferred tax assets:
Loan loss reserves	$492,649	$731,650
Pre-opening and organization expenses	42,828	83,145
Securities available for sale	19,633	53,102
	555,110	867,897
Deferred tax liabilities:
Depreciation and amortization	185,045	309,725
Other	236,237	311,167
	421,282	620,892
Net deferred tax assets	$133,828	$247,005
The federal and state income tax returns of the Company for 2014, 2015, and 2016 are subject to examination, generally for three years after they were filed.
NOTE 9.    COMMITMENTS AND CONTINGENCIES
Loan Commitments
The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.
The Company’s exposure to credit loss is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:

	December 31,
	2017	2016

Commitments to extend credit	$25,002,203	$24,336,145
Financial standby letters of credit	1,441,729	1,232,806
	$26,443,932	$25,568,951

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.
Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies and is required in instances which the Company deems necessary.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.    COMMITMENTS AND CONTINGENCIES (Continued)

Loan Commitments (Continued)

At December 31, 2017 and 2016, the carrying amount of liabilities related to the Company’s obligation to perform under standby letters of credit was insignificant. The Company has not been required to perform on any standby letters of credit, and the Company has not incurred any losses on financial standby letters of credit for the years ended December 31, 2017 and 2016.

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial statements.

NOTE 10.	CONCENTRATIONS OF CREDIT RISK

The Company originates primarily commercial, commercial real estate, residential real estate, and consumer loans to customers in its primary market areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas.

Eighty-four percent of the Company’s loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Company’s primary market areas. Accordingly, the ultimate collectability of the loan portfolio and recovery of the carrying amount of foreclosed assets is susceptible to changes in real estate market conditions in the Company’s primary market area.

The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 15% of tier one capital, as defined, or approximately $3,798,000. However, the Company may lend up to 25% of tier one capital, as defined, or approximately $6,331,000 if such loan is approved in advance by the Board of Directors of the Bank.

NOTE 11.    EMPLOYEE AND DIRECTOR BENEFITS

Dividend Reinvestment and Share Purchase Plan

The Company sponsors a dividend reinvestment and share purchase plan, with an effective date of November 12, 2015. Under the plan, all holders of record of common stock who reside in the State of Tennessee are eligible to participate in the plan. Participants in the plan direct any cash dividends paid on shares of common stock registered and of record, in the shareholders name, to be automatically reinvested in additional whole shares of common stock. Fractional shares will not be issued. The Company will make cash payments to each participant for any resulting fractional shares based on the book value determined. Cash dividends and optional cash payments will be used to purchase common stock of the Company from newly-issued shares. The purchase price of the shares of common stock is based on the book value per share of common stock as determined by the Board of Directors as of the most recent month-end prior to the date the Board of Directors declares a dividend and reflected in the Company’s books and records. All administrative costs are borne by the Company.

For the year ended December 31, 2017, no shares were purchased under the Plan, and for the year ended December 31, 2016, 19,641 shares were purchased under the Plan. There were no cash dividends declared or paid in 2017. Regular cash dividends of $0.25 per share were declared on December 2, 2016 and paid on December 15, 2016.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.    EMPLOYEE AND DIRECTOR BENEFITS (Continued)

Directors’ Stock Plan

The Company sponsors a plan, issued on July 1, 2016, whereby each director may elect to have their monthly board fees paid in shares of Common Stock, based on the fair market value of the Common Stock at the time of payment, as determined by the Board in good faith. Shares shall be issued directly to the Director at time of issuance. During 2017, the Company issued 2,499 shares of common stock under the plan to three directors. During 2016, the Company issued 967 shares of common stock under the plan to one director.

NOTE 12.    REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval.

The Bank is also subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Regulatory capital rules include a capital conservation buffer designed to absorb losses during periods of economic stress. The capital conservation buffer must be composed entirely of Common Equity Tier 1 capital (CET1). When fully phased-in on January 1, 2019, the capital conservation buffer of 2.5% will be added on top of each of the minimum risk-based capital ratios. The implementation of the capital conservation buffer began phasing in on January 1, 2016 at the rate of 0.625% per year and will be phased-in over a three-year period (increasing by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019) as presented in the chart below. Banking institutions with risk-based capital ratios above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

The minimum capital ratios (as established in 2015 under Basel III), including the phase-in of the capital conservation buffer through January 1, 2019, for capital adequacy purposes are as follows:

Year	Total Capital to Risk-Weighted Assets	Tier 1 Capital to Risk-Weighted Assets	CET1 Capital to Risk-Weighted Assets	Tier 1 Capital to Average Total Assets

2015	8.000%	6.000%	4.500%	4.000%
2016	8.625%	6.625%	5.125%	4.000%
2017	9.250%	7.250%	5.750%	4.000%
2018	9.875%	7.875%	6.375%	4.000%
2019	10.500%	8.500%	7.000%	4.000%

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total, Tier 1 and CET1 capital to risk-weighted assets, as defined, and of Tier 1 capital to average total assets (leverage ratio), as defined. Management believes, as of December 31, 2017 and 2016, the Bank met all capital adequacy requirements to which it is subject.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.    REGULATORY MATTERS (Continued)

As of December 31, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total, Tier 1 and CET1 risk-based capital ratios and Tier 1 leverage capital ratios as set forth in the following table and not be subject to any formal enforcement action. There are no conditions or event since that notification that management believes have changed the Bank’s category.
The Bank’s actual capital amounts and ratios are presented in the following table:

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes[1]		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
December 31, 2017:
Total Capital to Risk Weighted Assets	$27,264	12.725%	$19,819	9.250%	$21,426	10.000%
Tier 1 Capital to Risk Weighted Assets	$25,189	11.756%	$15,534	7.250%	$17,141	8.000%
CET1 Capital to Risk Weighted Assets	$25,189	11.756%	$12,320	5.750%	$13,927	6.500%
Tier 1 Capital to Average Total Assets	$25,189	10.272%	$9,809	4.000%	$12,261	5.000%

December 31, 2016:
Total Capital to Risk Weighted Assets	$24,952	12.339%	$17,442	8.625%	$20,223	10.000%
Tier 1 Capital to Risk Weighted Assets	$22,872	11.310%	$13,398	6.625%	$16,178	8.000%
CET1 Capital to Risk Weighted Assets	$22,872	11.310%	$10,364	5.125%	$13,145	6.500%
Tier 1 Capital to Average Total Assets	$22,872	9.634%	$9,497	4.000%	$11,871	5.000%
1 Includes the phase-in percentages of the capital conservation buffer.

NOTE 13.    FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value
The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.    FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available for Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. agency securities, mortgage-backed agency securities, municipal securities and other securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Assets and liabilities measured at fair value on a recurring basis are summarized below:

Fair Value Measurements at December 31, 2017 Using
		Quoted Prices	Significant
	Assets	In Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
	December 31, 2017	(Level 1)	(Level 2)	(Level 3)

Securities available for sale	$27,340,599	$-	$27,340,599	$-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.    FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis (Continued)

Fair Value Measurements at December 31, 2016 Using
		Quoted Prices	Significant
	Assets	In Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
	December 31, 2016	(Level 1)	(Level 2)	(Level 3)

Securities available for sale	$24,531,986	$-	$24,531,986	$-

Assets Measured at Fair Value on a Nonrecurring Basis

Following is a description of the valuation methodologies used for instruments measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Impaired Loans

Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less estimated selling costs if the loan is collateral dependent.

The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company generally determines the value of real estate collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for estimated costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.

Impaired loans, which are generally measured for impairment using the fair value of collateral, had a carrying amount of $3,747,476 and $5,703,353, with a specific valuation allowance of $51,389 and $56,783 at December 31, 2017 and 2016, respectively. Of the $3,747,476 and $5,703,353 impaired loan portfolio, $51,389 and $56,783 were carried at fair value as a result of charge-offs and specific valuation allowances at December 31, 2017 and 2016, respectively. The specific valuation allowances totaled $51,389 and $56,783 as of December 31, 2017 and 2016, resulting in a net carrying value of $0 for both years. The remaining $3,696,087 and $5,646,570 at December 31, 2017 and 2016 were carried at cost, as the fair value of the collateral on these loans exceeded the book value for each individual credit. Charge-offs and changes in specific valuation allowances during 2017 and 2016 on impaired loans carried at fair value resulted in no additional provision for loan losses at December 31, 2017 or 2016.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.    FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis (Continued)

Foreclosed Assets

Foreclosed assets are adjusted to fair value upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value less estimated costs to sell. Fair value is generally determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources, adjusted for estimated selling costs. Due to the subjective nature, incorporating both observable and unobservable inputs factored into the appraisal process, including various assumptions and expectations on cash flows, all of the Company’s foreclosed assets that are carried at fair value are classified within Level 3 of the valuation hierarchy.

	Carrying Value at December 31, 2017
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$-	$-	$-	$-
Foreclosed assets	70,500	-	-	70,500
Total	$70,500	$-	$-	$70,500

	Carrying Value at December 31, 2016
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$-	$-	$-	$-
Foreclosed assets	440,200	-	-	440,200
Total	$440,200	$-	$-	$440,200

Quantitative Disclosures for Level 3 Fair Value Measurements

The Company had no Level 3 assets measured at fair value on a recurring basis at December 31, 2017 or 2016.

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2017, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Foreclosed assets	$70,500	Appraisal	Appraisal discounts (%)	5-25%

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2016, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Foreclosed assets	$440,200	Appraisal	Appraisal discounts (%)	5-25%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	PARENT COMPANY ONLY FINANCIAL STATEMENTS

The following information presents the condensed balance sheets as of December 31, 2017 and 2016 and the condensed statements of income and cash flows of Tennessee Bancshares, Inc. for the years ended December 31, 2017 and 2016.

CONDENSED BALANCE SHEETS

	2017	2016
Assets
Cash	$257,483	$308,940
Investment in subsidiary	26,838,154	24,604,379
Other assets	79,780	7,157

Total assets	$27,175,417	$24,920,476

Liabilities and stockholders’ equity
Other borrowings	3,764,075	4,000,000
Other liabilities	21	15,164
Total liabilities	3,764,096	4,015,164

Stockholders’ equity	23,411,321	20,905,312

Total liabilities and stockholders’ equity	$27,175,417	$24,920,476

CONDENSED STATEMENTS OF INCOME

	2017	2016

Income, dividends from subsidiary	$375,000	$214,392

Expenses
Interest expense on other borrowings	127,379	5,392
Operating expenses	85,475	13,694
	212,854	19,086

Income before income tax benefit and equity in undistributed earnings of subsidiary	162,146	195,306

Income tax benefit	(79,780)	(7,157)

Income before equity in undistributed earnings of subsidiary	241,926	202,463

Equity in undistributed earnings of subsidiary	2,194,549	1,526,620

Net income	$2,436,475	$1,729,083

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	PARENT COMPANY ONLY FINANCIAL STATEMENTS (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	2017	2016
OPERATING ACTIVITIES
Net income	$2,436,475	$1,729,083
Adjustments to reconcile net income to net cash
provided by operating activities:
Equity in undistributed earnings of subsidiary	(2,194,549)	(1,526,620)
Net other operating activities	(87,767)	10,955
Net cash provided by operating activities	154,159	213,418

INVESTING ACTIVITIES
Investment in subsidiary	-	(4,000,000)
Net cash used in investing activities	-	(4,000,000)

FINANCING ACTIVITIES
Advances (repayments) of other borrowings	(235,925)	4,000,000
Proceeds from issuance of common stock	30,309	243,716
Proceeds from exercise of stock options	-	150,000
Dividends paid	-	(446,746)
Net cash provided by (used in) financing activities	(205,616)	3,946,970

Increase (decrease) in cash	(51,457)	160,388

Cash at beginning of year	308,940	148,552

Cash at end of year	$257,483	$308,940

NOTE 15.    BUSINESS COMBINATION

On December 12, 2017, the Company announced the signing of a definitive merger agreement with SmartFinancial, Knoxville, Tennessee (“Smart”) whereby the Company will merge with and into Smart. Under the terms of the definitive merger agreement, the Company’s common stockholders will receive Smart common stock for each share of common stock they own subject to various conditions and limitations as defined in the definitive merger agreement. The aggregate value of the transaction will total approximately $31.8 million. The transaction, which is subject to satisfaction of customary closing conditions, including the approval of the Company’s shareholders and regulatory authorities, is expected to be completed by mid-year 2018. The Company’s bank subsidiary, Southern Community Bank, will merge with and into Smart’ bank subsidiary, SmartBank, simultaneously with the merger of the respective parent companies.